SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

Highlands Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33681	20-8924044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Paragon Drive, Suite 125, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On February 27, 2008, the American Stock Exchange (“Amex”) issued a warning letter to Highlands Acquisition Corp. (the “Company”) that the Company was not in compliance with certain requirements for continued listing set forth in Sections 121(A)(1) and 802(a) of the Amex Company Guide (the “Company Guide”), which require that each listed company have a sufficient number of independent directors on its board of directors such that at least a majority of such directors are independent. Amex gave the Company until May 27, 2008 to regain compliance with the requirements set forth in such sections.

The Company is actively seeking an independent director to fill the vacancy on its board of directors caused by the resignation of William V. Campbell, one of its independent directors, on February 11, 2008, as disclosed by the Company in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 15, 2008, and will continue to seek to fill such vacancy with an independent director prior to May 27, 2008 so as to comply with Sections 121(A)(1) and 802(a) of the Company Guide.

On March 3, 2008, the Company issued a press release as required by Section 1009(j) of the Company Guide. The press release is attached to this current report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated March 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2008

HIGHLANDS ACQUISITION CORP.
By: /s/ Philip A. Baratelli Name: Philip A. Baratelli Title: Chief Financial Officer

Exhibit Index

Number	Exhibit
99.1	Press Release dated March 3, 2008.